EXHIBIT INDEX

Exhibit Number
24.1	Powers of Attorney (filed herewith)

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the "Company"), hereby constitute ROBERT J. PERNA , PATRICK E. ALLEN and TATUM J. BUSE (each an “Agent,” and collectively, “Agents”), and each of them singly, my true and lawful attorneys with full power to them and each of them, and in my name and in the capacity or capacities indicated below, to sign any post-effective amendments to any previously filed registration statement relating to shares of the Company's Common Stock that may be issued or sold pursuant to the Company's Retirement Savings Plan for Bargaining Unit Employees, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each signatory further grants to the Agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person.

Signature	Title	Date

/s/ Robert K. Ortberg	Chairman, President and Chief Executive Officer	February 4, 2016
Robert K. Ortberg

/s/ Anthony J. Carbone	Director	February 4, 2016
Anthony J. Carbone

/s/ Chris A Davis	Director	February 4, 2016
Chris A. Davis

/s/ Ralph E. Eberhart	Director	February 4, 2016
Ralph E. Eberhart

/s/ John A. Edwardson	Director	February 4, 2016
John A. Edwardson

/s/ Andrew J. Policano	Director	February 4, 2016
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	February 4, 2016
Cheryl L. Shavers

/s/ Jeffrey L. Turner	Director	February 4, 2016
Jeffrey L. Turner